                                                                    EXHIBIT 99.1


[FRB | WEBER SHANDWICK LETTERHEAD]

AT THE COMPANY:                             AT FRB|WEBER SHANDWICK
Paul Schmitt                    Jeff Wilhoit                 Lisa Fortuna
Chief Financial Officer         General Info                 Analysts/Investors
(630) 860-3560                  (312) 640-6757               (312) 640-6779

FOR IMMEDIATE RELEASE
TUESDAY, JULY 30, 2002

                M~WAVE ANNOUNCES BREAKEVEN SECOND QUARTER RESULTS
                -------------------------------------------------

                                  -------------

                SIGNS TWO NEW THREE YEAR SUPPLY CHAIN AGREEMENTS
                -------------------------------------------------

BENSENVILLE, ILL., JULY 30, 2002--M~Wave, Inc. (Nasdaq: MWAV), a value added service provider of high performance circuit boards used in a variety of digital and high frequency applications, announced net sales of $7,296,000 for the second quarter ended June 30, 2002 and a net profit of $9,000 or $0.00 per share compared to net sales of $15,449,000 and a net profit of $773,000 or $0.17 per share for the second quarter ended June 30, 2001.

         Net sales were $15,610,000 and net profit was $352,000 or $0.08 per share for the six months ended June 30, 2002, compared to net sales of $37,975,000 and net profit of $2,849,000 or $0.62 per share for the six months ended June 30, 2001.

         Cash levels increased from $2,103,000 at December 31, 2001 to $2,111,000 at June 30, 2002. Accounts receivables were down $2,203,000, inventories were up $1,260,000 and accounts payables were up $749,000 from December 31, 2001. The Company purchased $2,013,000 of property plant and equipment mainly related to the new facility in West Chicago during the first six months of 2002. The Company plans to spend approximately $1,000,000 on property plant and equipment in the second half of 2002.

         "Our second quarter results of 2002 were in line with our expectations," said Joseph A. Turek, Chairman and Chief Executive Officer. "However, our second quarter results included two non-recurring events that boosted sales by $3,600,000 and profits by $2,500,000. These events were a result of the end of life of several products we produced for Lucent and the shipment of inventory we were holding for Westell. Had these events not occurred, the Company would have had a pre-tax loss of approximately $2,500,000."

         M~Wave also announced today the signing of two new Supply Chain Management Agreements under its program of Virtual Manufacturing. Both contracts were signed for a three-year period. The customers prefer to remain anonymous so as not to alert their competition. M~Wave expects to ship approximately $1,000,000 per year in total to these two customers. The products supplied to these two customers represent single sided to 6-layer printed circuit board technology in industrial electronics and consumer type applications.

         "M~Wave has signed nine new agreements to date which the Company expects to represent approximately $10,000,000 in revenues for 2002," indicated Mr. Turek. "Virtual Manufacturing contractually supplies the printed circuit needs of our customer by managing the complete procurement



                                      MORE

FRB | Weber Shandwick Worldwide serves as financial relations counsel to this company, is acting on the company's behalf in issuing this bulletin and receiving compensation therefor. The information contained herein is furnished for information purposes only and is not to be construed as an offer to buy or sell securities.

M~WAVE, INC.
ADD 1

process. We utilize a global base of suppliers that allows our customers to benefit from lower worldwide manufacturing prices. We deliver products when the customer needs them through either consignment inventory control or just-in-time programs. And, we reinforce our quality policy with a money-back guarantee for boards and components. To our knowledge, no other company offers the price, delivery, and quality benefits of our Virtual Manufacturing program.

OUTLOOK

         "Although we shifted the direction of the Company from RF & Microwave products to Digital products, the downturn in the telecom industry could adversely affect our revenue base through the end of this year," continued Turek. "We expect our third quarter 2002 revenue to be between $4 and $7 million. We are addressing the shortfall in revenues by right-sizing the company. The Bensenville facilities will be consolidated into our new West Chicago campus on an accelerated schedule to be completed by the end of 2002. Material and labor costs will be reduced during this period to match the level of expected revenue. Our annual results for this year will be dependent on generating new virtual manufacturing customers and the economic recovery."

         Join M~Wave on its quarterly conference call on Wednesday, July 31, 2002 at 10:00 am CST at 888-530-7880 or 706-634-2347 at least five minutes before start time or on www.vcall.com. To listen to a replay of the conference call through August 7, 2002, please dial 800-642-1687 or 706-645-9291. The pass code is 5013560.

About M~Wave:

         Established in 1988 and headquartered in the Chicago suburb of Bensenville, Ill., M~Wave is a value-added service provider of high performance circuit boards. The Company's products are used in a variety of telecommunications and industrial electronics applications. M~Wave services customers like Lucent Technologies and Motorola, Inc. with its patented bonding technology, Flexlink IITM and its supply chain management program called Virtual Manufacturing. The Company trades on the Nasdaq National market under the symbol "MWAV". Visit the Company on its web site at www.mwav.com.

         This news release contains predictions, estimates and other forward-looking statements that involve a number of risks and uncertainties. While this outlook represents our current judgement on the future direction of the business, such risks and uncertainties could cause actual results to differ materially from any future performance suggested above. Factors that could cause actual results to differ include the following: the Company's relationship and contractual arrangements with key customers; dependence on suppliers and subcontractors for circuit board components; successful award of contracts under bid; a highly competitive environment; design and production delays; cancellation or reductions of contract orders; effective utilization of existing and new manufacturing resources; pricing pressures by key customers; and other factors detailed in the Company's Securities and Exchange Commission filings.

                            -FINANCIAL TABLES FOLLOW-


                                      MORE

                                  M~WAVE, Inc.

                          CONSOLIDATED BALANCE SHEETS
                                  (Unaudited)


                                                    December 31       June 30
                                                       2001             2002

                      ASSETS
CURRENT ASSETS:
 Cash and cash equivalents                          $ 2,102,784     $ 2,110,741
 Accounts receivable, net of
  allowance for doubtful accounts,
  2001 - $100,000: 2002 - $100,000                    8,829,686       6,626,762
 Inventories                                          1,564,008       2,824,078
 Refundable income taxes                                      0         853,707
 Deferred income taxes                                1,313,644       1,313,644
 Prepaid expenses and other                             105,613          60,192
 Restricted cash                                        604,489       1,336,469
    Total current assets                             14,520,224      15,125,593
PROPERTY, PLANT AND EQUIPMENT:
 Land, buildings and improvements                     7,219,799       7,662,591
 Machinery and equipment                             13,062,860      14,632,716
    Total property, plant and equipment              20,282,659      22,295,307
 Less accumulated depreciation                       (7,836,882)     (8,592,880)
    Property, plant and equipment - net              12,445,777      13,702,427
OTHER ASSETS                                            331,731         286,209
TOTAL                                               $27,297,732     $29,114,229

        LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
 Accounts payable                                   $ 3,112,370     $ 3,861,359
 Accrued expenses                                     1,491,547         995,085
 Accrued income taxes                                   152,931               0
 Current portion of long-term debt                    1,378,767       1,378,767
    Total current liabilities                         6,135,615       6,235,211

DEFERRED INCOME TAXES                                   663,830         663,830
LONG-TERM DEBT                                        2,743,527       4,166,273
STOCKHOLDERS' EQUITY:
 Preferred stock, $.01 par value;
  authorized, 1,000,000 shares; no shares
  issued                                                      0               0
 Common stock, $.01 par value;
  authorized, 10,000 shares
  6,179,112 shares issued and 4,456,294
  shares outstanding at December 31, 2001,
  6,179,112 shares issued and 4,443,294
  shares outstanding at June 30, 2002                    30,895          30,895
 Additional paid-in capital                           8,439,072       8,439,072
 Retained earnings                                   11,512,072      11,864,118
 Treasury stock, at cost, 1,722,815 shares,
  at December 31, 2001 and 1,735,815 shares
  at June 30, 2002                                   (2,227,279)     (2,285,170)
     Total stockholders' equity                      17,754,760      18,048,915
TOTAL                                               $27,297,732     $29,114,229



                See notes to consolidated financial statements.

                                  M~WAVE, Inc.
                        CONSOLIDATED STATEMENTS OF INCOME
                                   (Unaudited)

                                          Three months ended June 30,
                                         2001                     2002

Net sales                             $15,448,962              $7,296,369
Cost of goods sold                     13,103,481               6,376,368
  Gross profit                          2,345,481                 920,001

Operating expenses:
  General and administrative              580,087                 539,545
  Selling and marketing                   457,304                 351,245
    Total operating expenses            1,037,391                 890,790

  Operating income                      1,308,090                  29,211

Other income (expense):
  Interest income                           8,000                  43,880
  Interest expense                        (89,354)                (58,759)
  Rental income                            51,000                       0
    Total other (expense)                 (30,354)                (14,879)

    Income before income taxes          1,277,736                  14,332

Provision for income taxes                505,113                   5,563

Net income                            $   772,623              $    8,769

Weighted average shares outstanding     4,572,184               4,448,746

Basic earnings per share              $      0.17              $     0.00

Diluted shares outstanding              4,600,895               4,467,731

Diluted earnings per share            $      0.17              $     0.00



                 See notes to consolidated financial statements.

                                  M~WAVE, Inc.
                      CONSOLIDATED STATEMENTS OF INCOME
                                 (Unaudited)

                                            Six months ended June 30,
                                          2001                    2002

Net sales                             $37,975,082             $15,610,123
Cost of goods sold                     30,692,535              13,074,341
  Gross profit                          7,282,547               2,535,782

Operating expenses:
  General and administrative            1,465,334               1,132,821
  Selling and marketing                   928,333                 833,303
    Total operating expenses            2,393,667               1,966,124

  Operating income                      4,888,880                 569,658

Other income (expense):
  Interest income                          27,335                 106,774
  Interest expense                       (307,312)               (101,024)
  Rental income                           102,000                       0
    Total other income (expense)         (177,977)                  5,750

    Income before income taxes          4,710,903                 575,408

Provision for income taxes              1,862,305                 223,362

Net income                            $ 2,848,598             $   352,046

Weighted average shares outstanding     4,572,184               4,452,499

Basic earnings per share              $      0.62             $      0.08

Diluted shares outstanding              4,622,937               4,477,879

Diluted earnings per share            $      0.62             $      0.08

               See notes to consolidated financial statements.

                                  M~WAVE, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (Unaudited)


                                                  Six months ended June 30,
                                                  2001                2002
    OPERATING ACTIVITIES:
      Net income                               $ 2,848,598        $   352,046
      Adjustments to reconcile net income
       to net cash flows from operating
       activities:
        Depreciation and amortization              796,980            756,000
        Deferred income taxes                      315,061                  0
      Changes in assets and liabilities:
        Accounts receivable-trade               (3,728,218)         2,202,924
        Inventories                              6,356,501         (1,260,070)
        Income taxes                              (759,732)        (1,006,638)
        Prepaid expenses and other assets          (19,328)            90,941
        Restricted cash                                  0           (731,980)
        Accounts payable                        (1,430,656)           748,989
        Accrued expenses                            77,810           (496,462)
          Net cash flows provided by operating
           activities                            4,457,016            655,750

    INVESTING ACTIVITIES:
      Purchase of property, plant and
       equipment                                (3,562,609)        (2,012,648)
        Net cash flows used in investing
         activities                             (3,562,609)        (2,012,648)

    FINANCING ACTIVITIES:
      Long term debt                               132,224          1,465,262
      Payments on short and long term debt      (1,408,024)           (42,516)
      Purchase treasury stock                            0            (57,891)
        Net cash flows used in financing
         activities                             (1,275,800)         1,364,855

    NET INCREASE (DECREASE) IN CASH AND
     CASH EQUIVALENTS                             (381,393)             7,957

    CASH AND CASH EQUIVALENTS - Beginning
     of period                                 $ 1,230,999        $ 2,102,784
    CASH AND CASH EQUIVALENTS - End of period  $   849,606        $ 2,110,741


                 See notes to consolidated financial statements.